EXHIBIT 99.1
Commerce Energy Southern California Investor Conference August 11, 2006

Commerce Energy Lawrence Clayton, Jr. Chief Financial Officer 3

forward-looking statements The company's presentation contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are based upon management's belief and assumptions made by, and information currently available to, management. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of numerous factors including factors identified from time to time in our filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors.

Commerce Energy Group is a public company providing retail electricity, natural gas, and other products and services to the energy marketplace. We supply energy to homeowners and businesses, and provide technology and consulting services to utilities, governments and energy asset owners. Headquartered in Orange County, CA. with added offices in Houston, Dallas and Boston. company overview company highlights A leading publicly-traded non-utility affiliated retail energy provider in the U.S. Retail marketing operations in 9 States and 20 Markets Nationwide 137,000 Electricity & Natural Gas Customers Management team with strong energy and retail marketing experience

Established: 1997 AMEX (EGR): July, 2004 Fiscal Year: July 31st Annual Revenue: $250 million Employees: 200 Customers: 137,000 (@ 7/31/06 - est.) company highlights

$43 million of Total Cash & Deposits $63 million in Shareholders' Equity $50 million Line of Credit No Debt Financial Position (April 30, 2006) financial highlights financial highlights Results of Operations Results of Operations key financial drivers Customers & Margins Operating Expenses Sales & Marketing General & Administrative Gross Profit Customer Count 125,000 150,000 $8.1M $20.1M $7.7M $23.3M $23.0M $7.9M $5.9M $1.4M $3.3M $20.4M $3.0M $1.3M

$5.00 $7.00 $9.00 $11.00 $13.00 $15.00 Q1 05 Q2 05 Q3 05 Q4 05 Q1 06 Record Cooling Usage Jun-Aug Hurricane Katrina Hurricane Rita Record Low Usage 1st half Jan 06 Record Summer Heat and Hurricanes Together with Record Early Winter Trends Have Created Unprecedented Volatility $15.78 on 12/13 $6.12 on 5/26 $6.70 on 1/19 $6.50 on 3/1 energy markets are volatile!

AMEX since July, 2004 Large retail investor base - 2,500 shareholders Small Insider Ownership Average daily volume - 51,600 shares (12mo.) http://finance.yahoo.com/ Copyright 2006 Yahoo! Inc. 2/1/05 - ACN Energy Acquired 8/1/05 - Steven S. Boss, New CEO 3/2/06 -ACN Sales contract cancellation 3/16/06 - Announced Q2 Loss of $4.1M 4. 4. 3. 2. 1. 1

market valuation discount Amounts as of 4/30/06 Cash* Equity Cash & Equity ($ in thousands) $ 43,110 $ 63,111 Shares Outstanding (in thousands) 29,558 29,558 Per Share Amounts $1.46 $2.14 Closing Market Price @ August 9th $1.39 * Includes Restricted and Unrestricted Cash and Deposits

Organic customer growth driven by superior customer pricing options and enhanced customer service Energy prices are volatile! Fixed price value proposition Promoted through various sales channels Information technology critical to market growth Competitive lead on competitors Fast to market; ownership of customers Strategic wholesale supply partners Inorganic Acquisition of customers through M&A Leverage existing infrastructure & market footprint Immediate impact on profitability focused strategy for growth

Commerce Energy Thomas L. Ulry Senior Vice President Sales & Marketing 27

National Electric Sales U.S. market size ^ $450 billion * DEO/EIA Annual Energy Outlook 2/2006 Natural Gas 21% 38% $150 Billion in 2006 sales * 41% Industrial Residential Commercial Electricity $300 Billion in 2006 sales * Residential Industrial Commercial 21% 37% 42%

competitive energy markets Source: Department of Energy

market presence 137,000 Customers; 9 States; 17 Utilities Significant Growth Opportunities in Existing Markets: Electricity: Texas and Maryland Natural gas: Georgia and Ohio Profit Stability In Other Existing Markets Maintain presence in existing markets for future growth opportunities Energy marketplace is changing daily Reopening of California is huge potential for Company New Market Expansion: Evaluating New York

market diversification Gas Electricity Gas & Electricity

market strategy for growth Total Revenue $35.6 B Total Gross Margin $3.5 B 5.6 Million Electric Customers 137,000 GWh 86 Retailers 1.5 Million Gas Customers 145 billion Ccf 10 Retailers GA TX OH NY 6.8 million Electric Customers 102,000 GWh 4.6 million Gas Customers 750 billion Ccf 50 Retailers Revenue $14.4 B Gross Margin $1.2 B Revenue $3.8 B Gross Margin $390 M Revenue $1.2 B Gross Margin $90 M Revenue $12.7 B Gross Margin $1.4 B 1.2 million customers 37,841 GWh Revenue $3.5 B Gross Margin $380 M MD 3.2 million Gas Customers 470 billion Ccf 16 Retailers KEMA, Brown's Directory & Internal Estimates April 2006

Annual Annual Customers Revenues Gross Margin 18 Million $35 Billion $3.5 Billion 1 Million $1.8 Billion $175 Million Commerce Growth Potential Market Size growth potential 5% Market Share Commerce "Targeted" Growth Markets

We're in the business of helping consumers control their energy cost Reseller of natural gas and electric power We own no production or generation Customer segmentation focus Multi-location commercial & industrial business Hospitality chains School districts Retail outlets Mass markets Small businesses Residential consumers our retail marketing business Valued choices for our customers

Energy is an essential service Consumers are already buying & using energy No pills, potions or lotions High energy cost is on the minds of most consumers Consumers are looking for choices in controlling their energy costs We provide rate options not available from the incumbent utility Fixed-rate plans are very popular during periods of high volatility 95% + of our sales are fixed-rate plans our retail marketing business Valued choices for our customers what do customers value? Price - 43% Reliability - 19% Customer service - 12% Billing - 5% Advice to lower energy costs - 6% Financial strength - 6% Local office - 9% Internal Study Source: RKS Research & Consulting July 2006

sales Heavy focus on creating brand awareness and understanding Consultative sale Requires interaction with consumer Education is key to sales sales channels Commercial & Industrial Division Professional direct sales team Brokers & Consultants Mass Market Division Outbound Telesales Inbound Sales ABCD Affinity program

1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 20.4 27.4 90 20.4 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 customer acquisition Expected contribution from mass market channels customer acquisition mass markets economics Payout Gross Margin* Cost to Acquire* (in Months)* Commercial $170 - $320 $100 - $250 4 - 12 Residential $60 - $220 $20 - $125 4 - 12 Gross Margin varies between commodities and is dependent on location in the U.S. Cost to Acquire varies between our channels ^ figures include Advertising, Sales Salaries & Commissions, TPV and other Quality Assurance Costs Payout is largely dependent on the time of year the customer is acquired *Estimated average amounts customer economics * * Assumes 90% renewal rate

it's all about scale! Increase customers and volumes quickly Leverage significant system capabilities Declining cost to serve 125,000 Customers 250,000 Customers $180/customer* $50/customer* 500,000Customers $100/customer* * For illustrative purposes only: $180/customer $50/customer

Commerce Energy Commerce Energy